EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Second Quarter Results

FITZGERALD, Ga., July 23, 2015 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $1,555,000, or $0.18 per diluted share for the second quarter of 2015 compared to $1,335,000, or $0.16 per diluted share for the comparable 2014 period, while net income available to shareholders for six month period ended June 30, 2015 was $2,808,000, or $0.33 per diluted share compared to $2,149,000, or $0.25 per share for the comparable 2014 period. This increase of 30.67 percent in net income for the comparable six month period was primarily driven by a reduction in provision for loan losses, an increase in noninterest income and a reduction in noninterest expense. "While we had solid improvement in earnings, we also are pleased to report asset quality improvement. Total non-performing assets were $26.16 million at June 30, 2015 which is a reduction of 2.27 percent from the prior quarter end and 17.18 percent from the year ago period. Substandard assets to tier one capital plus loan loss reserve now stands at 28.74 percent – down from the prior year end level of 32.39 percent," said Ed Loomis, President and Chief Executive Officer. "Noteworthy during the quarter was continued positive trends with loan activity as total loans increased to $759.69 million at June 30, 2015 compared to $753.24 million at March 31, 2015. The quarter culminated with the inclusion of Colony in the Russell Microcap Index. The Index is completely reconstituted annually to ensure new and growing equities are reflected and companies continue to reflect appropriate capitalization and value characteristics. This is indicative of the marked progress the company has made over the past several quarters."

Capital

Colony continues to maintain a strong regulatory capital position to be categorized as "well-capitalized" by regulatory benchmarks. At June 30, 2015, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 11.28 percent, 16.42 percent and 17.49 percent, respectively, compared to 11.18 percent, 16.78 percent and 17.95 percent, respectively, at December 31, 2014 and to 10.80 percent, 16.44 percent and 17.69 percent, respectively, at June 30, 2014. Effective January 1, 2015, new regulatory regulations (commonly referred to as Basel III capital regulation) required new risk-weighting of certain assets and an additional capital ratio to be calculated. The common equity tier one capital ratio at June 30, 2015 of 9.92 percent exceeded the minimum requirement of 4.50 percent. The Company's capital ratios were all in excess of regulatory minimums required to be classified as "well-capitalized".

Net Interest Margin

During the second quarter of 2015, the Company reported net interest income of $9.25 million and a net interest margin of 3.44 percent compared to $9.53 million and 3.61 percent, respectively, for second quarter 2014, while net interest income for first half 2015 was $18.45 million and a net interest margin of 3.44 percent compared to $18.72 million and 3.54 percent, respectively, for first half 2014. The low interest rate environment continues to be challenging for the banking industry. While the company continues to focus on maximizing its net interest margin through deposit and loan pricing and balance sheet restructuring, we await Federal Reserve action to modestly begin the process of increasing interest rates from their record lows.

Asset Quality

The Company continues to monitor our substandard and non-performing assets and focus on problem asset resolution. Substandard assets that include non-performing assets totaled $39.65 million at June 30, 2015 compared to $43.29 million and $47.12 million, respectively, at December 31, 2014 and June 30, 2014. Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 28.74%, 32.39% and 32.54%, respectively, at June 30, 2015, December 31, 2014 and June 30, 2014. Non-performing assets decreased from the previous quarter end to $26.16 million or 3.39 percent of total loans and other real estate owned as of June 30, 2015. This compares to $28.74 million or 3.80 percent and $31.59 million or 4.22 percent, respectively, as of December 31, 2014 and June 30, 2014. With continued economic recovery and stabilization, we anticipate further reduction in our substandard assets.

Other real estate ("OREO") totaled $12.03 million at June 30, 2015 compared to $10.40 million and $12.21 million, respectively, at December 31, 2014 and June 30, 2014. Much of the increase during 2015 comes from non-performing loans or loans in bankruptcy that we were able to gain control of the collateral and are now able to resolve through liquidation of the real estate. Colony has established a target of twelve months to liquidate improved properties due to the high carrying cost of taxes, insurance, maintenance and repairs associated with holding these properties on our books.

In the second quarter of 2015 net charge-offs were $25 thousand, or 0.00 percent of average loans as compared to net charge-offs of $1.72 million, or 0.23 percent of average loans in second quarter 2014, while first half 2015 net charge-offs were $813,000, or 0.11 percent of average loans as compared to net charge-offs of $2.14 million, or 0.29 percent of average loans for first half 2014. The loan loss reserve was $8.48 million on June 30, 2015, or 1.12 percent of total loans compared to $8.80 million, or 1.18 percent on December 31, 2014 and to $10.47 million, or 1.42 percent on June 30, 2014. Loan loss reserve methodology resulted in three months ended June 30, 2015 provision for loan losses of $129 thousand compared to $481 thousand for the comparable 2014 period, while first half 2015 provision for loan losses was $491 thousand compared to $808 thousand for the comparable 2014 period.

Noninterest Income

Total noninterest income increased in the comparable periods as noninterest income for six months ended June 30, 2015 was $4.57 million compared to $4.31 million in the comparable 2014 period, or an increase of 6.08 percent. The significant increase was debit card interchange fees and ATM fees increasing $135 thousand, or 12.11 percent. Also, mortgage fee income increased $66 thousand, or 36.46 percent and gain from the sale of other real estate and repossessions was $53 thousand compared to $4 thousand gain in the year ago period. Offsetting the increases was service charge fee income on deposit accounts decreasing $132 thousand, or 6.05 percent.

Noninterest Expense

Total noninterest expense decreased in the comparable periods as noninterest expense for six months ended June 30, 2015 was $16.61 million compared to $17.16 million for the comparable 2014 period, or a decrease of 3.21 percent. Though credit-related expenses remain high, the company realized significant improvement from a year ago as repossession and foreclosure expenses totaled $349 thousand in the six month period ended June 30, 2015 compared to $1.31 million in the comparable 2014 period, or a decrease of 73.30 percent. Salaries and employee benefit expenses remained relatively flat with an increase of 1.81 percent. Occupancy expenses decreased to $2.01 million in the six month period ended June 30, 2015 compared to $2.02 million in the comparable 2014 period, or a decrease of 0.50 percent. Other noninterest expense decreased to $5.72 million compared to $6.42 million, or a decrease of 10.89 percent. While much of this reduction relates to the credit-related expense noted above, the Company continues to reap benefits from recent initiatives that include implementation of VOIP telephone system to reduce telephone expense and promotion of e-statements versus mailing out statements to reduce postage expense. The efficiency ratio improved to 71.99 percent for six months ended June 30, 2015 compared to 74.32 percent for the comparable 2014 period, or a decrease of 3.14 percent. The company continues to explore opportunities to further improve its' operating efficiency.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. Colony Bank conducts a general full service commercial, consumer and mortgage banking business through twenty-nine offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Chester, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN."

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	06/30/15	06/30/14	06/30/15	06/30/14
Net Interest Income	$9,247	$9,528	$18,449	$18,722
Provision for Loan Losses	129	481	491	808
Non-interest Income	2,358	2,246	4,570	4,308
Non-interest Expense	8,320	8,291	16,606	17,157
Income Taxes	971	986	1,854	1,592
Net Income	2,185	2,016	4,068	3,473
Preferred Stock Dividend	630	681	1,260	1,324
Net Income Available to Common Shareholders	1,555	1,335	2,808	2,149

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	06/30/15	06/30/14	06/30/15	06/30/14
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,441,628	8,439,258	8,440,443	8,439,258
Earnings Per Basic Share (b)	$0.18	$0.16	$0.33	$0.25
Earnings Per Diluted Share (b)	$0.18	$0.16	$0.33	$0.25
Common Book Value Per Share	$8.85	$7.96	$8.85	$7.96
Tangible Common Book Value Per Share	$8.83	$7.94	$8.83	$7.94

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	06/30/15	06/30/14	06/30/15	06/30/14
Net Interest Margin (a)	3.44%	3.61%	3.44%	3.54%
Return on Average Assets (b)	0.54%	0.47%	0.49%	0.38%
Return on Average Total Equity (b)	6.05%	5.69%	5.52%	4.63%
Efficiency (c)	71.54%	70.26%	71.99%	74.32%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c ) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	06/30/15	06/30/14
Total Assets	$1,139,050	$1,118,382
Loans, Net of Reserves	751,210	724,939
Allowance for Loan Losses	8,480	10,470
Intangible Assets	134	170
Deposits	968,634	948,269
Common Shareholders' Equity	74,658	67,210
Common Equity to Total Assets	6.55%	6.01%
Total Equity	102,658	95,210
Total Equity to Total Assets	9.01%	8.51%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	06/30/15	06/30/14	06/30/15	06/30/14
Total Assets	$1,150,811	$1,127,707	$1,150,725	$1,130,582
Loans, Net of Reserves	757,167	728,928	750,350	728,785
Deposits	979,628	959,247	979,477	969,688
Common Shareholders' Equity	74,760	65,808	73,700	64,740
Total Equity	102,760	93,808	101,700	92,740

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	06/30/15	06/30/14	6/30/2015	06/30/14
Nonperforming Loans	$14,128	$19,378	$14,128	$19,378
Nonperforming Assets	26,159	31,585	26,159	31,585
Substandard Assets	39,650	47,120	39,650	47,120
Net Loan Chg-offs (Recoveries)	25	1,721	813	2,144
Reserve for Loan Loss to Total Loans	1.12%	1.42%	1.12%	1.42%
Reserve for Loan Loss to Non- performing Loans	60.02%	54.03%	60.02%	54.03%
Reserve for Loan Loss to Non-performing Assets	32.42%	33.15%	32.42%	33.15%
Net Loan Chg-offs (Recoveries) to Avg. Total Loans	0.00%	0.23%	0.11%	0.29%
Nonperforming Loans to Total Loans	1.86%	2.63%	1.88%	2.63%
Nonperforming Assets to Total Assets	2.30%	2.82%	2.30%	2.82%
Nonperforming Assets to Total Loans And Other Real Estate	3.39%	4.22%	3.43%	4.22%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	28.74%	32.54%	28.74%	32.54%

Quarterly Comparative Data (in thousands, except per share data)
	2Q2015	1Q2015	4Q2014	3Q2014	2Q2014

Assets	$1,139,050	$1,156,711	$1,146,898	$1,114,414	$1,118,382
Loans	751,210	744,866	736,930	733,139	724,939
Deposits	968,634	985,856	979,304	941,200	948,269
Common Shareholders' Equity	74,658	74,363	71,027	68,272	67,210
Total Equity	102,658	102,363	99,027	96,272	95,210
Net Income	2,185	1,883	1,978	2,081	2,016
Net Income Available to Common Shareholders	1,555	1,253	1,310	1,384	1,335
Net Income Per Share	0.18	0.15	0.16	0.16	0.16

Key Performance Ratios	2Q2015	1Q2015	4Q2014	3Q2014	2Q2014
Return on Average Assets (1)	0.54%	0.44%	0.46%	0.49%	0.47%
Return on Average Total Equity (1)	6.05%	4.98%	5.37%	5.78%	5.69%
Common Equity to Total Assets	6.55%	6.43%	6.18%	6.13%	6.01%
Total Equity to Total Assets	9.01%	8.85%	8.62%	8.64%	8.51%
Net Interest Margin	3.44%	3.43%	3.59%	3.73%	3.61%
(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)
	June 30, 2015	Dec. 31, 2014	June 30, 2014
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$19,550	$24,473	$21,867
Federal Funds Sold	--	20,132	11,081
	19,550	44,605	32,948
Interest-Bearing Deposits	24,323	21,206	11,372
Investment Securities
Available for Sale, at Fair Value	273,878	274,594	276,062
Held for Maturity, at Cost (Fair Value of $27, $30 and $32 as of June 30, 2015, Dec. 31, 2014, and June 30, 2014, Respectively)	27	30	32
	273,905	274,624	276,094
Federal Home Loan Bank Stock, at Cost	2,731	2,831	2,831
Loans	760,078	746,094	735,763
Allowance for Loan Losses	(8,480)	(8,802)	(10,470)
Unearned Interest and Fees	(388)	(362)	(354)
	751,210	736,930	724,939
Premises and Equipment	24,465	24,960	24,951
Other Real Estate	12,031	10,402	12,208
Other Intangible Assets	134	152	170
Other Assets	30,701	31,188	32,869
Total Assets	$1,139,050	$1,146,898	$1,118,382

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$125,541	$128,340	$114,757
Interest-Bearing	843,093	850,963	833,512
	968,634	979,303	948,269
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	40,000	40,000	40,000
	64,229	64,229	64,229

Other Liabilities	3,528	4,339	10,674

Stockholders' Equity
Preferred Stock, Stated Value $1,000 a Share; Authorized 10,000,000 Shares, Issued 28,000 Shares	28,000	28,000	28,000
Common Stock, Par Value $1 a share; Authorized 20,000,000 Shares, Issued 8,439,258 Shares as of June 30, 2015, Dec. 31, 2014 and June 30, 2014, Respectively	8,439	8,439	8,439
Paid in Capital	29,145	29,145	29,145
Retained Earnings	41,097	38,288	35,594
Accumulated Other Comprehensive Loss, Net of Tax	(4,022)	(4,845)	(5,968)
	102,658	99,027	95,210
Total Liabilities and Stockholders' Equity	$1,139,050	$1,146,898	$1,118,382

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Six Months Ended
	06/30/15	06/30/14	06/30/15	06/30/14
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$9,873	$9,956	$19,582	$19,645
Federal Funds Sold	--	8	15	17
Deposits with Other Banks	24	10	41	23
Investment Securities
U. S. Government Agencies	979	1,225	2,048	2,409
State, County and Municipal	25	23	50	51
Dividends on Other Investments	30	29	60	59
	10,931	11,251	21,796	22,204
Interest Expense
Deposits	1,220	1,288	2,438	2,609
Borrowed Money	464	435	909	873
	1,684	1,723	3,347	3,482
Net Interest Income	9,247	9,528	18,449	18,722
Provision for Loan Losses	129	481	491	808
Net Interest Income After Provision for Loan Losses	9,118	9,047	17,958	17,914

Noninterest Income
Service Charges on Deposits	1,040	1,087	2,051	2,183
Other Service Charges, Commissions and Fees	664	623	1,302	1,175
Mortgage Fee Income	134	114	247	181
Securities Gains (Losses)	--	1	3	1
Other	520	421	967	768
	2,358	2,246	4,570	4,308
Noninterest Expense
Salaries and Employee Benefits	4,407	4,305	8,875	8,717
Occupancy and Equipment	1,017	1,000	2,010	2,020
Other	2,896	2,986	5,721	6,420
	8,320	8,291	16,606	17,157

Income Before Income Taxes	3,156	3,002	5,922	5,065
Income Taxes	971	986	1,854	1,592
Net Income	2,185	2,016	4,068	3,473

Preferred Stock Dividends	630	681	1,260	1,324

Net Income Available to Common Shareholders	$1,555	$1,335	$2,808	$2,149
Net Income Per Share of Common Stock
Basic	$0.18	$0.16	$0.33	$0.25
Diluted	$0.18	$0.16	$0.33	$0.25
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,441,628	8,439,258	8,440,443	8,439,258
CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6000 (Ext 6002)